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                                                                    EXHIBIT 17.1

TO: SENSE TECHNOLOGIES INC.
    ("the "Corporation")

and the Board of Directors thereof.



              I, Mark Johnson, hereby tender my resignation to act as Director and President of the Corporation immediately.

              DATED as of the 20th day of March, 2002.

                                                          /s/ Mark Johnson
                                                          ----------------
                                                              Mark Johnson